UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2011

Calais Resources Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-29392	98-0434111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Caribou Road, P.O. Box 653, Nederland, CO 80466-0653
 (Address of principal executive offices)                       (Zip Code)

Registrant’s telephone number, including area code: (303) 258-3806

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2011, Calais Resources Inc. (the “Company”) entered into a Forbearance Agreement with Brigus Gold Corp. (“Brigus”) pursuant to which Brigus has agreed to extend the forbearance period to June 30, 2011 for the three notes held by Brigus which are secured by the Colorado assets of the Company.  The original forbearance periods with respect to these notes were scheduled to expire in early February and March 2011.

On June 8, 2011, the Company entered into an Extension Agreement with Brigus, in which Brigus agreed to extend the June 30, 2011 date to October 31, 2011 upon receipt by Brigus of at least a minimum of US$1,000,000 from the Company.  The Company wired funds to Brigus on June 8, 2011 in the amount of US$1,000,000 to be applied against the interest due on the notes covered by the Forbearance Agreement.

On October 24, 2011, the Company entered into another Extension Agreement with Brigus, in which Brigus agreed to extend the October 31, 2011 date to December 1, 2011 upon receipt by Brigus of at least a minimum of US$200,000 from the Company.  Payment of US$200,000 was made to Brigus and applied to the accrued interest on the notes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2011, the Company appointed Brent E. Timmons as its Vice President of Finance and Chief Financial Officer.  Mr. Timmons, 41, had been with Brigus from April 2005 to September 2011, serving as Vice President and Controller from April 2007 to September 2011.  He was an officer of Brigus when the loan agreements with the Company were assumed from Elkhorn Goldfields LLC.

Effective October 26, 2011, the Company entered into an employment agreement with Mr. Timmons, which provides for the following:

•	a minimum annual base salary of $225,000;

•	an indefinite term;

•	an automobile allowance;

•	in the event of Mr. Timmons’ death, the vesting of all stock options; and

•
in the event of a change of control or termination without cause, the vesting of all stock options, a payment equal to three times the sum of his base salary and a 50% bonus, and health coverage for 36 months.

Item 9.01.     Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Extension Agreement with Brigus Gold Corp. dated October 24, 2011

10.2	Employment Agreement with Brent E. Timmons dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES INC.
October 27, 2011	By: /s/ David K. Young David K. Young President

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Extension Agreement with Brigus Gold Corp. dated October 24, 2011

10.2	Employment Agreement with Brent E. Timmons dated October 26, 2011